Exhibit 4.1

UNSECURED PROMISSORY NOTE

$______.00	March 28, 2002

     FOR VALUE RECEIVED, VIDEO NETWORK COMMUNICATIONS, INC., a Delaware corporation (“Company” or “Maker”), having an address at 50 International Drive, Portsmouth, New Hampshire 03801, hereby promises to pay to the order of ______, its successors and/or assigns (any of which is hereinafter referred to as “Holder” or “Payee”), at ______, in lawful money of the United States, the sum of ______Dollars and No Cents ($______.00) (“Principal Amount”) on the earlier of (the “Maturity Date”) (i) June 26, 2002 and (ii) the date of the closing of the Maker’s next debt or equity financing(s) raising in the aggregate, on a cumulative basis, in excess of $2,500,000 in gross proceeds, together with interest thereon at the rate of nine percent (9%) per annum from the date hereof to the date of payment. Upon payment of the Principal Amount of the Note (or conversion as set forth in Section 1) and payment of accrued but unpaid interest on the Note, this Note and Maker’s obligations hereunder shall be discharged and fully satisfied. This Unsecured Promissory Note is being issued together with other notes of like tenor (the “Other Notes” and together with this Note, the “Notes”) in an aggregate maximum amount of $349,000 or more, in the sole discretion of the Company, in connection with a private offering of Notes and warrants of the Company (“Offering”).

     Subject to conversion rights in Section 1, this Note may be prepaid in whole or in part at any time upon not less than five (5) days written notice to Holder without penalty or premium but with payment of accrued interest to the date of prepayment.

     Each payment by Maker pursuant to this Note shall be made without setoff or counterclaim.

     1.     Conversion Into Private Placement Securities. If at any time and from time to time during the period that the Principal Amount of this Note is outstanding, the Company consummates a private placement of its debt or equity securities raising gross proceeds in excess of $2,500,000, Holder may elect, in its sole discretion, to convert some or all of the outstanding Principal Amount of this Note into the securities offered in such placement on the same terms and conditions as are being offered to the investors in such placement. All accrued but unpaid interest on the portion of the Principal Amount of the Note to be converted shall be paid to Holder in cash upon conversion of this Note. The Company shall notify Holder, in writing, of the terms of any such placement within three (3) business days after prospective investors are provided with offering material relating thereto. Holder shall have until two (2) days prior to the date of the final closing of the placement to notify the Company as to whether Holder elects to convert all or a portion of the outstanding Principal Amount of this Note. In order to notify the Company of its election to convert all or a portion of the outstanding Principal Amount of this Note, the conversion form attached hereto must be duly executed and completed by Holder and delivered to the Company.

     2.     Computation of Interest.

            A.     Base Interest Rate. Subject to subsections 2B and 2C below, the outstanding Principal Amount of this Note shall bear interest at the rate of nine percent (9%) per annum.

            B.     Penalty Interest. If this Note is not repaid on the Maturity Date or such earlier date as to which the repayment obligation may be accelerated pursuant to subsection (i) of the last paragraph of Section 4 hereof, the rate of interest applicable to the unpaid Principal Amount shall be adjusted to eighteen percent (18%) per annum from the Maturity Date (or such earlier date if the obligation to repay this Note is accelerated) until the date of repayment; provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 2C below.

            C.     Maximum Rate. If it is determined that, under the laws relating to usury applicable to Maker or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by Maker in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce the Principal Amount by such excess with the same force and effect as though Maker had specifically designated such excess to be so applied to principal and Holder had agreed to accept such excess as a premium free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity.

     3.     Covenants of Company.

            A.     Affirmative Covenants. The Company hereby covenants that so long as any amount due under this Note remains outstanding and unpaid, it will, unless otherwise consented to in writing by the Holder:

                     1.     Promptly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles.

                     2.     Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof.

                     3.     Maintain at all times, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time make all needful and proper repairs, renewals, replacements and improvement thereof as shall be reasonably required in the conduct of its business.

                     4.     At all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with generally accepted accounting principles. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents.

                     5.     Promptly give notice in writing to the Payee of (i) the occurrence of any default or Event of Default (as hereinafter defined) under this Note or of any default under any other material instrument or agreement to which it is a party; (ii) any litigation, proceeding, investigation or dispute which may exist at any time between the Company and any governmental regulatory body which might substantially interfere with the normal business operations of the Company; (iii) all litigation and proceedings affecting the Company in which the amount involved is $50,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and (iv) a material adverse change in the business, operations, property or financial or other condition of the Company.

                     6.     Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements (“Requirements”) of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials, or officers, which are applicable to the Company or its property, except wherein the failure to comply would not have a material adverse effect on the Company or its property; provided that nothing contained herein shall prevent the Company from contesting the validity or the application of any Requirements.

            B.     Negative Covenants. The Company hereby covenants that so long as any amount due under this Note remains outstanding and unpaid, it will not, unless otherwise consented to in writing by the Holder:

                     1.     Create, incur, assume or suffer to exist, any indebtedness (institutional or otherwise) except (i) under this Note; (ii) accounts payable, taxes payable and other payables (other than for borrowed money) incurred in the ordinary course of business; (iii) indebtedness outstanding on the date hereof, including to Sanmina Corporation; and (iv) additional indebtedness not to exceed $50,000 in the aggregate.

                     2.     Assume, guarantee, endorse or otherwise in any way be or become responsible or liable for the obligations of any person, firm, corporation, or other entity, whether by agreement to purchase or repurchase obligations, or by agreement to supply funds for the purpose of paying, or enabling such entity to pay, any obligations (whether through purchasing stock, making a loan advance or capital contribution or by means of agreeing to maintain or cause such entity to maintain, a minimum working capital or net worth of any such entity, or otherwise) except in the ordinary course of business.

                     3.     Use any of the proceeds of the Notes to pay any debt or obligation of the Company, including without limitation, indebtedness (both principal and any interest thereon) for borrowed funds and unpaid salaries, fees or other compensation owed to any of its officers, directors or any stockholder owning one percent or more of the outstanding shares of Common Stock, or any family member or affiliate of any of the foregoing persons, for whatever purpose made and whether or not evidenced by a note, bond, debenture or other formal instrument (excluding, for the purposes hereof, any salaries payable on a current basis to officers and directors in the ordinary course of the Company’s business) or otherwise make any payment of principal or any debt for borrowed money (except this Note and the other obligations hereunder) or for the deferred purchase price of property or services.

                     4.     Declare or pay any dividends.

                     5.     Redeem or repurchase any outstanding equity and/or debt securities of the Company, except for rescission offers or as necessary or appropriate to address violations of applicable securities laws.

     4.     Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

            A.     the failure by the Company to pay the principal of or any installment of the principal of and interest on this Note when due (whether by acceleration or otherwise); or

            B.     default by the Company in the observance of any of the covenants or agreements contained in Section 3(B) and/or subsections (2), (5) and/or (6) of Section 3(A); or

            C.     default by the Company in the observance of any of the covenant or agreements contained in subsections (1), (3) and/or (4) of Section 3(A) if such default shall remain unremedied for a period of ten (10) days after notice has been given to the Company to cure such default; or

            D.     default by the Company in the observance or performance of any other covenant or agreement contained in this Note and such default shall remain unremedied for a period of ten (10) days after notice has been given to the Company to cure such default; or

            E.     if the Company shall (i) default in the payment of principal or interest on any obligation for borrowed money (other than this Note), or for the deferred purchase price of property, beyond the period of grace, if any, provided with respect thereto or (ii) default in the performance or observance of any other term, condition or agreement contained in any such obligation or in any agreement relating thereto, if the effect thereof is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity and such default remains unremedied for a period of ten (10) days after notice has been given to the Company to cure such default; or

            F.     any representation of the Company set forth herein shall have been false or misleading in any material respect when made; or

            G.     (i) the Company shall suspend or discontinue its business or commence any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action (x) results in the entry of an order for relief or (y) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (iii) the Company shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts set forth in this clause (i) or (ii) above; or (iv) the Company shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts; or

            H.     final judgment for the payment of money in excess of $50,000 shall be rendered against the Company and the same shall remain undischarged for a period of thirty (30) days during which execution of such judgment shall not be effectively stayed.

     Upon the occurrence of an Event of Default, Holder may by notice to the Company take any or all of the following actions, without prejudice to the rights of the holder of any Other Note to enforce its claims against the Company: (i) declare the principal of and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall become forthwith due and payable without presentment, demand protest or other notice of any kind, all of which are hereby waived by the Company, (ii) exercise any other remedies available at law or in equity, including specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Section 4(G), then (without prejudice to the rights and remedies otherwise specified herein) automatically, without notice, demand or any other act by Holder, the principal of and any accrued interest and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained in this Note to the contrary notwithstanding. No remedy conferred in this Note upon Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

     5.     Miscellaneous.

            A.     No provision of this Note shall alter or impair the obligation of Maker, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the times, at the rates, and in the currency herein prescribed.

            B.     Maker and each other party liable herefor, whether principal, endorser, guarantor or otherwise, jointly and severally hereby (i) waive presentment, demand, protest, notice of dishonor and/or protest, notice of non-payment and all other notices or demands in connection with the delivery, acceptance, performance, default, enforcement or guaranty of this Note, (ii) waive recourse to suretyship defenses generally, including extensions of time, releases of security and other indulgences which may be granted from time to time by Holder to Maker or any party liable herefor, and (iii) agree to pay all costs and expenses, including reasonable attorneys fees, in connection with the enforcement or collection of this Note.

            C.     Holder shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights and/or remedies hereunder, and no waiver whatsoever shall be valid unless in writing, signed by Holder, and then only to the extent therein set forth. The making of any demands or the giving of any notices by Holder or a waiver by Holder of any right and/or remedy hereunder on any one occasion shall not be construed as a bar to or waiver of any right and/or remedy which Holder would otherwise have on any future occasion. All rights and remedies of Holder shall be cumulative and may be exercised singly or concurrently.

            D.     This Note may be assigned at any time by Holder to any person controlling, controlled by or under common control with Holder or to any affiliate of Holder on notice to Maker and upon compliance with applicable securities laws.

            E.     The terms and provisions hereof shall be discharged upon payment in full of the Principal Amount of the Note (or conversion pursuant to Section 1 of this Note) and payment in full of accrued and unpaid interest thereon. Any instrument taken by Holder in payment of, or for application against, any obligation of Maker or any other party liable herefor shall not operate as a discharge of such obligation until the instrument is finally paid, notwithstanding the fact that a bank may be the maker, drawer or acceptor of such instrument.

            F.     This Note shall be governed and construed in accordance with the law of the State of New York without giving effect to choice of law principles. MAKER AND EACH OTHER PARTY LIABLE HEREFOR, IN ANY LITIGATION IN WHICH HOLDER SHALL BE AN ADVERSE PARTY, WAIVES TRIAL BY JURY, WAIVES THE RIGHT TO CLAIM THAT A FORUM OR VENUE SPECIFIED HEREIN IS AN INCONVENIENT FORUM OR VENUE AND WAIVES THE RIGHT TO INTERPOSE ANY SETOFF, DEDUCTION OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, AND IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE NEW YORK STATE SUPREME COURT, COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND MAKER FURTHER AGREES TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING CERTIFIED MAIL TO THE ADDRESS AS SET FORTH ON THE COVER OF THIS NOTE.

     IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

VIDEO NETWORK COMMUNICATIONS, INC.

By:_______________________________ Name: Title:

Form to be used to convert Principal Amount of Note:

Date:      , 200______

     Pursuant to Section 1 of the Promissory Note made by Video Network Communications, Inc. (the “Company”) in favor of the undersigned (the “Note”), the undersigned hereby irrevocably elects to convert ______of the Principal Amount of the Note for the following number of securities issued by the Company in its private placement of securities (the “Private Placement Conversion Securities”):

     The undersigned hereby acknowledges that, by the terms of the Note, upon this conversion, all accrued but unpaid interest on the portion of the Principal Amount of the Note being converted is due and payable to the undersigned in cash. The undersigned hereby acknowledges that upon conversion of this Note, issuance of the Private Placement Conversion Securities to the undersigned, and payment of accrued but unpaid interest on the Note, Maker’s obligations under this Note shall be discharged and fully satisfied. The undersigned also hereby acknowledges that, prior to issuance by the Company of the Private Placement Conversion Securities to the undersigned, the undersigned will be required to complete and execute the same agreements as the investors in the private placement.

     The undersigned hereby reaffirms the accuracy of the representations and warranties made by the undersigned as set forth in the Subscription Agreement by and between the undersigned and the Company, dated as of ______, 2002, and understands and acknowledges that the Company will rely upon the accuracy of such representations and warranties in issuing the Private Placement Conversion Securities.

________________________ Signature

     NOTICE: The signature to this form must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:___________________________

                      (Print in Block Letters)

Address:_________________________